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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 23, 1997
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                            Citizens Bancshares, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

        33-21296                                        34-1372535
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(Commission File Number)                    (I.R.S. Employer Identification No.)

                  10 East Main Street, Salineville, Ohio 43945
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                                  330/679-2328
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events
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         On November 23, 1997, The Citizens Banking Company, a wholly-owned subsidiary of Citizens Bancshares, Inc., acquired from Metropolitan Savings Bank of Ohio three bank branches located in Martins Ferry, St. Clairsville and Barnesville, Ohio. Pursuant to the transaction, The Citizens Banking Company acquired approximately 64.1 million dollars in deposits for a purchase price premium on deposits of 9% or approximately 5.8 million dollars and also acquired loans in the amount of approximately 25.2 million dollars.

         On December 3, 1997, Citizens Bancshares, Inc. signed a definitive Agreement and Plan of Merger with Century Financial Corporation. The Agreement and Plan of Merger is incorporated in this Form 8-K by reference and is attached hereto as Exhibit 2.


Item 7.  Exhibits
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         The following exhibit is being filed as part of this Form 8-K.

Exhibit No.       Exhibit

(2)               Agreement and Plan of Merger, dated December 3, 1997, by and between
                  Citizens Bancshares, Inc. and Century Financial Corporation.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Citizens Bancshares, Inc.
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                                                        (Registrant)


Date:  January 2, 1998                    By:/s/ Marty E. Adams
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                                              Marty E. Adams, President
                                              and Chief Executive Officer